Black Diamond Reports Fourth Quarter and Full Year 2011 Results

2011 Sales Up 17% to $145.8 Million Drives Adjusted Net Income Before Non-Cash Items of $0.54 per Share

Expects Full Year 2012 Sales to Range Between $160-$165 million

SALT LAKE CITY, Utah – (March 5, 2012) – Black Diamond, Inc. (NASDAQ: BDE) (the “Company” or “Black Diamond”), a leading global provider of outdoor recreation equipment and active lifestyle products, reported financial results for the fourth quarter and full year ended December 31, 2011.

Fourth Quarter 2011 Financial Highlights

•	Sales increased 6% to $36.3 million;
•	Gross margin increased 100 basis points to 39.2%; and
•	Net income totaled $3.5 million or $0.16 per diluted share.

Fourth Quarter 2011 Financial Results

Total sales in the fourth quarter of 2011 increased 6% to $36.3 million, compared to $34.2 million in the fourth quarter of 2010. The growth in sales was attributable to the release of a number of innovative products, as well as consistent execution in the sales and marketing efforts of existing products.

Gross margin in the fourth quarter of 2011 increased to 39.2%, compared to an adjusted gross margin of 38.2% in the year-ago quarter. The 100 basis point increase in gross margin was primarily due to a shift in mix toward higher margin products.

Net income in the fourth quarter of 2011 was $3.5 million or $0.16 per diluted share, compared to a net loss of $0.5 million or $(0.02) per diluted share in the year-ago quarter. Net income in the fourth quarter of 2011 included a $3.0 million benefit related to the release of the Company’s valuation allowance on its net operating loss (“NOL”) carryforwards set to expire in 2011 and $1.8 million of non-cash items. Excluding these items, adjusted net income before non-cash items in the fourth quarter of 2011 was $2.3 million or $0.10 per diluted share.

Adjusted EBITDA (earnings before interest, taxes, other income, depreciation, amortization, non-cash equity compensation and restructuring charges) in the fourth quarter of 2011 increased 6% to $2.8 million, compared to $2.6 million in the year-ago quarter. Adjusted EBITDA in the fourth quarter of 2011 excluded $0.6 million of non-cash equity compensation from EBITDA.

At December 31, 2011, cash and cash equivalents totaled $2.4 million, compared to $2.8 million at December 31, 2010. Total long-term debt including the current portion of long-term debt was $38.1 million at December 31, 2011, which included $22.4 million outstanding on the Company’s $35 million line of credit. The level of usage of the Company’s line of credit is primarily driven by seasonality and working capital needs.

Stockholders’ equity was $172.2 million or $7.90 per share based on 21.8 million shares of common stock outstanding as of December 31, 2011.

On February 22, 2012, the Company closed a public offering for 8.9 million shares of its common stock, realizing net proceeds of $63.4 million. Black Diamond plans to use the proceeds for general corporate purposes, including repayment of debt, capital expenditures and potential acquisitions. On February 22, 2012, the Company reduced its outstanding balance on its revolving credit facility with Zions Bank to $0, leaving $35.0 million of available capacity. After reducing its credit facility, the Company has approximately $34.5 million in cash, with approximately 30.7 million shares of common stock outstanding.

Full Year 2011 Financial Results

Total sales in 2011 increased 17% to $145.8 million, compared to pro forma sales of $125.0 million for the full year 2010. The pro forma prior year sales include the results of Black Diamond Equipment and Gregory Mountain Products prior to their acquisitions by the Company on May 28, 2010. The growth in sales was supported by the introduction of new and innovative products and consistent execution in sales and marketing of existing products, as previously mentioned.

Gross margin in 2011 increased to 38.7%, compared to pro forma adjusted gross margin of 38.6% reported in 2010. The 10 basis point increase in gross margin was primarily due to a shift in mix toward higher margin products, as previously discussed.

Net income in 2011 was $4.9 million or $0.22 per diluted share, which includes the $3.0 million tax accounting benefit as previously discussed, compared to net income of $51.2 million or $2.56 per diluted share in 2010, which included a $65 million benefit related to a partial release of the Company’s valuation allowance on its NOL carryforwards. Net income in 2011 included $6.0 million of non-cash items and $1.0 million in restructuring charges related primarily to the relocation of Gregory Mountain Products to the Company’s headquarters in Salt Lake City. Excluding these items, adjusted net income before non-cash items in 2011 was $11.9 million or $0.54 per diluted share.

Adjusted EBITDA in 2011 was $13.6 million, which excluded $3.1 million of non-cash equity compensation and $1.0 million of restructuring charges.

Management Commentary

“Our diverse collection of new and innovative outdoor performance and lifestyle products helped deliver another year of record results,” said Peter Metcalf, president and CEO of Black Diamond. “These results were also supported by solid execution in sales and marketing and the investment in our global operational platform. We believe Black Diamond is a brand leader in nearly every category of hard goods and accessories in which we compete and the operational investments we plan to continue making in 2012 will allow our brand awareness and market share to expand globally.

“As we move through 2012, we believe we are in a strong position to sustain our organic growth through product innovation and further capture macro active lifestyle trends currently working in our favor. In addition, the February 2012 closing of our $63.4 million common stock offering is the first incremental equity capital that Black Diamond has raised since its Predecessor was created in 1989, and we plan to deploy it thoughtfully toward our strategic objectives, including our expected fall 2013 apparel launch and acquisition strategy. We are certainly optimistic about our prospects for the future and believe the steps we have taken in 2011 and early in 2012 further positions Black Diamond as the ‘acquirer of choice’ in the outdoor performance products market.”

2012 Outlook

As previously disclosed on the Company’s fourth quarter and full year 2011 pre-announcement press release issued and effective February 6, 2012, Black Diamond expects fiscal year 2012 sales to range between $160-$165 million, which does not include new category launches or the impact from possible strategic acquisitions. The Company expects gross margins for fiscal year 2012 to be consistent with fiscal year 2011. The Company also expects its first half 2012 sales to range between $76-$79 million, which represents an increase in sales between 13%-17% over the same year-ago period.

Net Operating Loss (NOL)

The Company estimates that it has available net operating loss (“NOL”) carryforwards for U.S. federal income tax purposes of approximately $217.1 million. The Company’s common stock is subject to a Rights Agreement dated February 7, 2008, intended to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Code. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guaranty, however, that the Rights Agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

Black Diamond will hold a conference call today at 4:30 p.m. Eastern time to discuss its fourth quarter and full year 2011 results. The Company’s President and CEO Peter Metcalf and CFO Robert Peay will host the conference call, followed by a question and answer period.

Date: Monday, March 5, 2012

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Dial-In Number: 1-877-941-1427

International: 1-480-629-9664

Conference ID#: 4517829

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://viavid.net/dce.aspx?sid=00009414 and via the investor relations section at www.blackdiamond-inc.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day and until March 19, 2012.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay pin number: 4517829

About Black Diamond, Inc.

Black Diamond, Inc. is a global leader in the design, manufacturing and marketing of innovative active outdoor performance products for climbing, mountaineering, backpacking, skiing and other active outdoor recreation activities for a wide range of year-round use. The Company's principal brands, Black Diamond® and Gregory™, are iconic in the active outdoor industry and linked intrinsically with the modern history of these sports. Black Diamond is synonymous with performance, innovation, durability and safety that the climbing, mountaineering, skiing and backpacking communities rely on and embrace in their active lifestyle. Headquartered in Salt Lake City at the base of the Wasatch Mountains, the Company's products are created and tested on some of the best alpine peaks, crags and trails in the world. These close connections to the Black Diamond lifestyle enhance the authenticity of the Company's brands, inspire product innovation and strengthen customer loyalty. The Company's products are sold by leading specialty retailers in the U.S. and 50 countries around the world. For additional information, please visit the Company's websites at www.blackdiamond-inc.com, www.blackdiamondequipment.com, or www.gregorypacks.com.

Statement Regarding the Presentation of Results

The Company, formerly named Clarus Corporation, closed its acquisitions of Black Diamond Equipment and Gregory Mountain Products on May 28, 2010. Black Diamond Equipment is considered the Predecessor of the Company for financial reporting purposes. The prior year combined financial results for the three-month period ended June 30, 2010 represent the results of the Company and the Predecessor but exclude the results of Gregory Mountain Products. The Company believes prior year pro forma results, which include the Company, Black Diamond Equipment and Gregory Mountain Products for the full three-month period ending June 30, 2010 are the most useful and instructive comparison, particularly pro forma sales and pro forma gross margin.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The earnings press release contains the non-GAAP measures: (i) combined and pro forma sales, (ii) combined, combined adjusted, and pro forma adjusted gross profit and gross margin, (iii) net income before non-cash items and related earnings per diluted share, and adjusted net income before non-cash items and related earnings per diluted share, and (iv) earnings before interest, taxes, other income, depreciation and amortization (“EBITDA”) and adjusted EBITDA. The Company also believes that presentation of certain non-GAAP measures, i.e.: (i) combined and pro forma sales, (ii) combined, combined adjusted, and pro forma adjusted gross profit and gross margin, (iii) net income before non-cash items and related earnings per diluted share, and adjusted net income before non-cash items and related earnings per diluted share, and (iv) EBITDA and adjusted EBITDA, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its growth strategy; the Company's ability to successfully integrate and grow acquisitions; the Company's ability to maintain the strength and security of its information technology systems; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products; foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this release are based upon information available to the Company as of the date of this release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	December 31, 2011	December 31, 2010

Assets
Current Assets
Cash and cash equivalents	$2,400	$2,767
Accounts receivable, less allowance for doubtful
accounts of $326 and $353, respectively	22,718	20,293
Inventories	47,137	34,942
Prepaid and other current assets	2,472	2,527
Income tax receivable	-	376
Deferred income taxes	2,270	1,698
Total Current Assets	76,997	62,603

Property and equipment, net	14,019	14,740
Definite lived intangible assets, net	16,108	17,439
Indefinite lived intangible assets	32,650	32,650
Goodwill	38,226	38,226
Deferred income taxes	48,429	45,957
Other long-term assets	1,298	1,064

TOTAL ASSETS	$227,727	$212,679

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued liabilities	$16,090	$19,208
Income Tax Payable	254	-
Current portion of long-term debt	673	308
Total Current Liabilities	17,017	19,516

Long-term debt	37,397	29,456
Other long-term liabilities	1,139	785
TOTAL LIABILITIES	55,553	49,757

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000
shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized;
21,839 and 21,814 issued and 21,764 and 21,739 outstanding	2	2
Additional paid in capital	402,716	399,475
Accumulated deficit	(233,286)	(238,178)
Treasury stock, at cost	(2)	(2)
Accumulated other comprehensive income	2,744	1,625
TOTAL STOCKHOLDERS' EQUITY	172,174	162,922
TOTAL LIABILITIES AND EQUITY	$227,727	$212,679

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED
	December 31, 2011	December 31, 2010

Sales
Domestic sales	$18,143	$14,880
International sales	18,196	19,342
Total sales	36,339	34,222

Cost of goods sold	22,090	21,833
Gross profit	14,249	12,389

Operating expenses
Selling, general and administrative	13,409	12,245
Restructuring charge	-	693
Merger and integration	-	106

Total operating expenses	13,409	13,044

Operating income (loss)	840	(655)

Other (expense) income
Interest expense	(764)	(743)
Interest income	1	1
Other, net	82	479

Total other expense, net	(681)	(263)

Income (loss) before income tax	159	(918)
Income tax (benefit)	(3,369)	(464)
Net income (loss)	$3,528	$(454)

Earnings (loss) per share:
Basic	$0.16	$(0.02)
Diluted	0.16	(0.02)

Weighted average shares outstanding:
Basic	21,856	21,831
Diluted	22,082	21,992

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	TWELVE MONTHS	TWELVE MONTHS	FIVE MONTHS	TWELVE MONTHS
	ENDED	ENDED	ENDED	ENDED
			Predecessor Company	Combined
	December 31, 2011	December 31, 2010	May 28, 2010	December 31, 2010

Sales
Domestic sales	$62,813	$32,972	$15,751	$48,723
International sales	82,962	42,940	19,192	62,132
Total sales	145,775	75,912	34,943	110,855

Cost of goods sold	89,423	52,180	21,165	73,345
Gross profit	56,352	23,732	13,778	37,510

Operating expenses
Selling, general and administrative	50,493	31,208	12,138	43,346
Restructuring charge	993	2,842	-	2,842
Merger and integration	-	974	-	974
Transaction costs	-	5,075	-	5,075

Total operating expenses	51,486	40,099	12,138	52,237

Operating income (loss)	4,866	(16,367)	1,640	(14,727)

Other (expense) income
Interest expense	(2,921)	(1,723)	(165)	(1,888)
Interest income	32	46	3	49
Other, net	227	(995)	1,803	808

Total other (expense) income, net	(2,662)	(2,672)	1,641	(1,031)

Income (loss) before income tax	2,204	(19,039)	3,281	(15,758)
Income tax (benefit) expense	(2,688)	(70,229)	966	(69,263)
Net income	$4,892	$51,190	$2,315	$53,505

Earnings per share:
Basic	$0.22	$2.58
Diluted	0.22	2.56

Weighted average shares outstanding:
Basic	21,845	19,815
Diluted	22,046	20,022

BLACK DIAMOND, INC.

RECONCILIATION FROM SALES TO COMBINED AND PRO FORMA SALES

(IN THOUSANDS)

TWELVE MONTHS ENDED

	December 31, 2011		December 31, 2010

		Sales as reported	$75,912
		Sales for Predecessor Company five months ended May 28, 2010	34,943
		Combined sales	110,855
		Sales for Gregory five months ended May 28, 2010	14,161
Sales as reported	$145,775	Pro forma sales	$125,016

Sales growth	16.6%

BLACK DIAMOND, INC.

RECONCILIATION FROM GROSS PROFIT TO COMBINED, COMBINED ADJUSTED AND PRO FORMA ADJUSTED GROSS PROFIT

AND COMBINED, COMBINED ADJUSTED AND PRO FORMA ADJUSTED GROSS MARGIN

(IN THOUSANDS)

THREE MONTHS ENDED

	December 31, 2011		December 31, 2010

		Consolidated gross profit as reported	$12,389
		Plus inventory fair value of purchase accounting	676
Gross profit as reported	$14,249	Adjusted gross profit	$13,065

		Gross margin	36.2%

Gross margin as reported	39.2%	Adjusted gross margin	38.2%

TWELVE MONTHS ENDED

	December 31, 2011		December 31, 2010

		Gross profit as reported	$23,732
		Gross profit Predecessor Company five months ended May 28, 2010	13,778
		Combined gross profit	37,510
		Plus inventory fair value of purchase accounting	4,997
		Combined adjusted gross profit	42,507
		Gross profit for Gregory five months ended May 28, 2010	5,798
Gross profit as reported	$56,352	Pro forma adjusted gross profit	$48,305

		Combined gross margin	33.8%

		Combined adjusted gross margin	38.3%

Gross margin as reported	38.7%	Pro forma adjusted gross margin	38.6%

BLACK DIAMOND, INC.

RECONCILIATION FROM NET INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED

		Per Diluted		Per Diluted
	December 31, 2011	Share	December 31, 2010	Share

Net (loss) income	$3,528	$0.16	$(454)	$(0.02)

Amortization of intangibles	333	0.02	333	0.02
Depreciation	993	0.04	762	0.03
Accretion of note discount	238	0.01	260	0.01
Non-cash equity compensation	588	0.03	686	0.03
Non-cash expense of inventory step up	-	-	676	0.03

Income tax (benefit)	(3,369)	(0.15)	(464)	(0.02)
Cash paid for income taxes	-	-	334	0.02

Net income before non-cash items	$2,311	$0.10	$2,133	$0.10

Restructuring charge	-	-	693	0.03
Merger and integration	-	-	106	0.00
State cash taxes on adjustments	-	-	(40)	(0.00)
AMT cash taxes on adjustments	-	-	(15)	(0.00)

Adjusted net income before non-cash items	$2,311	$0.10	$2,877	$0.13

BLACK DIAMOND, INC.

RECONCILIATION FROM NET INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	TWELVE MONTHS		TWELVE MONTHS	FIVE MONTHS	TWELVE MONTHS
	ENDED		ENDED	ENDED	ENDED
	Consolidated	Per		Predecessor	Combined	Per
	December 31, 2011	Diluted Share	December 31, 2010	Company May 28, 2010	December 31, 2010	Diluted Share

Net income	$4,892	$0.22	$51,190	$2,315	$53,505	$2.67

Amortization of intangibles	1,331	0.06	776	2	778	0.04
Depreciation	3,351	0.15	1,933	865	2,798	0.14
Accretion of note discount	993	0.05	596	17	613	0.03
Non-cash equity compensation	3,091	0.14	5,109	375	5,484	0.27
Non-cash expense of inventory step up	-	-	4,997	-	4,997	0.25
Income tax (benefit) expense	(2,688)	(0.12)	(70,229)	966	(69,263)	(3.46)
Cash paid for income taxes	46	0.00	(1,239)	(596)	(1,835)	(0.09)

Net income (loss) before non-cash items	$11,016	$0.50	$(6,867)	$3,944	$(2,923)	$(0.15)

Restructuring charge	993	0.05	2,842	-	2,842	0.14
Merger and integration	-	-	974	-	974	0.05
Transaction costs	-	-	5,075	-	5,075	0.25
State cash taxes on adjustments	(50)	(0.00)	(445)	-	(445)	(0.02)
AMT cash taxes on adjustments	(19)	(0.00)	(169)	-	(169)	(0.01)

Adjusted net income before non-cash items	$11,940	$0.54	$1,410	$3,944	$5,354	$0.27

BLACK DIAMOND, INC.

RECONCILIATION FROM NET INCOME TO EARNINGS BEFORE INTEREST,

TAXES, OTHER INCOME, DEPRECIATION AND AMORTIZATION (EBITDA)

AND ADJUSTED EBITDA

(IN THOUSANDS)

	THREE MONTHS ENDED
	December 31, 2011	December 31, 2010

Net income (loss)	$3,528	$(454)

Income tax (benefit)	(3,369)	(464)
Other, net	(82)	(479)
Interest income	(1)	(1)
Interest expense	764	743

Operating income (loss)	840	(655)

Depreciation	993	762
Amortization of intangibles	333	333

EBITDA	$2,166	$440

Restructuring charge	-	693
Merger and integration	-	106
Non-cash expense of inventory step up	-	676

Non-cash equity compensation	588	686

Adjusted EBITDA	$2,754	$2,601

BLACK DIAMOND, INC.

RECONCILIATION FROM NET INCOME TO EARNINGS BEFORE INTEREST, TAXES, OTHER INCOME,

DEPRECIATION AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(IN THOUSANDS)

	TWELVE MONTHS	TWELVE MONTHS	FIVE MONTHS	TWELVE MONTHS
	ENDED	ENDED	ENDED	ENDED
			Predecessor
	Consolidated		Company	Combined
	December 31, 2011	December 31, 2010	May 28, 2010	December 31, 2010

Net income	$4,892	$51,190	$2,315	$53,505

Income tax (benefit) expense	(2,688)	(70,229)	966	(69,263)
Other, net	(227)	995	(1,803)	(808)
Interest income	(32)	(46)	(3)	(49)
Interest expense	2,921	1,723	165	1,888

Operating income (loss)	4,866	(16,367)	1,640	(14,727)

Depreciation	3,351	1,933	865	2,798
Amortization of intangibles	1,331	776	2	778

EBITDA	$9,548	$(13,658)	$2,507	$(11,151)

Restructuring charge	993	2,842	-	2,842
Merger and integration	-	974	-	974
Transaction costs	-	5,075	-	5,075
Non-cash expense of inventory step up	-	4,997	-	4,997
Non-cash equity compensation	3,091	5,109	375	5,484

Adjusted EBITDA	$13,632	$5,339	$2,882	$8,221

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-428-2000

warren.kanders@bdel.com

or

Peter Metcalf

Chief Executive Officer

Tel 1-801-278-5552

peter.metcalf@bdel.com

Investor Relations:

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 1-949-574-3860

BDE@liolios.com

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